Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-249701 and 333-272824 on Form S-8 of our reports dated March 29, 2024, relating to the financial statements of Vera Bradley, Inc. and the effectiveness of Vera Bradley, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended February 3, 2024.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 29, 2024